Exhibit 99.1

United Rentals, Inc.

100 First Stamford Place, Suite 700

Stamford, CT 06902

Telephone: 203 622 3131

unitedrentals.com

United Rentals to Acquire Ahern Rentals for $2 billion

Combination will add significant capacity of branches, fleet and expertise to serve customers in strategic U.S. geographies

STAMFORD, Conn. – November 14, 2022 – United Rentals, Inc. (NYSE: URI) today announced that the company has entered into a definitive agreement to acquire the assets of family-owned Ahern Rentals, Inc. for approximately $2.0 billion in cash. The board of directors of United Rentals unanimously approved the agreement. The transaction is expected to close prior to year-end 2022, subject to customary conditions.

Founded in 1953, Ahern Rentals is the eighth largest equipment rental company in North America, with approximately 2,100 employees and 106 locations in 30 states serving approximately 44,000 customers in the construction and industrial sectors. For the trailing 12 months ended September 30, 2022, Ahern Rentals generated $310 million of adjusted EBITDA on $887 million of total revenue.

Strong Strategic Rationale

•	Consistent with United Rentals’ “grow the core” strategy, customers of both companies will be better served by the combined scale, and legacy customers of Ahern Rentals will benefit from one-stop access to United Rentals’ specialty rental offerings.

•	Ahern Rentals’ customer service footprint of branches, fleet and experienced employees is complementary with United Rentals’ existing network. The combination will increase capacity for United Rentals in key geographies, with concentrations on both U.S. coasts and in the Gulf region.

•	The combination will expand the fleet available to United Rentals customers by over 60,000 rental assets with an original cost of $1.85 billion, as well as approximately $145 million of non-rental fleet. Notably, over 75% of Ahern Rentals’ rental fleet is comprised of high-demand aerial and material handling equipment.

•	The integration of the acquired branch and sales operations represents significant opportunities to improve efficiency, productivity and new business development with the adoption of United Rentals technology and field management processes. Ahern Rentals and United Rentals use a number of the same technology platforms, including the RentalMan ERP system.

Strong Financial Rationale

•	The purchase price of approximately $2.0 billion represents a multiple of 6.5x adjusted EBITDA for the trailing 12 months ended September 30, 2022, or 4.5x adjusted EBITDA net of cost synergies and the net present value of tax attributes estimated at $426 million.

•	The acquisition is expected to be accretive to United Rentals’ adjusted earnings per share and free cash flow generation in its first year post-close.

•	The transaction is projected to result in a net leverage ratio at year-end 2022 at the low end of the company’s target range: 2.1x adjusted EBITDA as-reported, and 2.0x on a pro forma basis.

•	Return on invested capital (ROIC) is expected to exceed the cost of capital within 24 months of closing on a run-rate basis, with an attractive IRR and NPV. Importantly, the return profile of the transaction is compelling across a range of macro scenarios.

•	The combination is expected to generate approximately $40 million of annualized cost synergies within the first 12 to 18 months of closing, primarily in the areas of corporate overhead, operations and cost of rentals due to efficiencies of scale. Additionally, United Rentals expects to realize procurement savings based on the combined spending of both companies.

•	United Rentals expects to realize approximately $60 million of annual revenue synergies by year three, led by the cross-selling of its specialty rental offerings to an expanded customer base.

•	The transaction is not conditioned on financing. United Rentals expects to use a combination of newly issued debt and existing capacity under its ABL facility to fund the transaction and related expenses.

•	The company currently plans to pause its $1.25 billion share repurchase program through the initial phase of the integration, consistent with its approach during the integrations of similarly sized general rental transactions.

CEO Comments

Matthew Flannery, chief executive officer of United Rentals, said, “Our acquisition of Ahern Rentals supports our strategy to deploy capital to grow the core business and drive shareholder value. We view ourselves as the ideal owner of these assets within our network, as customers will benefit from the combination of the two organizations moving forward together. We’re leveraging our competencies in larger-scale M&A to augment both our near- and long-term earnings power.”

Flannery continued, “Our integration playbook is underway so we can prepare the acquired branches to take full advantage of our systems and operational capabilities, and gain from our employee and customer-centric culture. I look forward to welcoming our new team members upon the closing of the acquisition.”

Don Ahern, chief executive officer of Ahern Rentals, said, “I’m proud of what we’ve built at Ahern Rentals over nearly seven decades, and I’m extremely pleased that the combination with United Rentals will take the business forward in this next chapter of growth. I want to thank our employees for driving the results that make this transaction possible. This is a strong outcome for both organizations and our customers.”

Key Statistics of the Acquisition

Financial data in $ millions
Purchase Price	$2,000
Present Value of Acquired Tax Assets	$426
Total Revenues (LTM 9/30/22)	$887
Adjusted EBITDA (LTM 9/30/22)	$310
Estimated Annualized Cost Synergies Achieved in Year Two	$40
Estimated Annualized Cross-Selling Benefits Achieved by End of Year Three	$60
Original Equipment Cost of Acquired Rental Fleet	$1,850
Non-Rental Fleet	$145
Employees	~2,100
Rental Branches	106
Customers	~44,000

Advisor

Sullivan & Cromwell LLP acted as legal advisor to United Rentals.

Presentation and Conference Call / Webcast

A presentation about the transaction is available in the Investor Relations section of the United Rentals website. The company will discuss the planned acquisition on its analyst and investor conference call today, November 14, 2022, at 8:30 a.m. Eastern Time. The conference call number is 800-343-1703 (international: 785-424-1226), passcode is 20401. The conference call will also be available live by audio webcast at unitedrentals.com, where it will be archived thereafter. The replay number for the call is 402-220-0118, passcode is 20401.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,343 rental locations in North America, 13 in Europe, 27 in Australia and 19 in New Zealand. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 22,100 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 4,500 classes of equipment for rent with a total original cost of $17.43 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

Non-GAAP Measure

Ahern Rentals’ adjusted EBITDA is a non-GAAP financial measure as defined under the rules of the Securities and Exchange Commission. United Rentals believes that this non-GAAP financial measure provides useful information about the proposed transaction; however, it should not be considered as an alternative to GAAP net income. A reconciliation between Ahern Rentals’ adjusted EBITDA and GAAP net income is provided in the investor presentation available on unitedrentals.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including any such statement concerning the completion and anticipated benefits of the proposed transaction, can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by United Rentals, as well as (1) the possibility that United Rentals may be unable to obtain regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the acquisition as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of United Rentals and Ahern Rentals, including, without limitation, problems associated with the potential loss of any key employees of Ahern Rentals; (4) the proposed transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that we failed to discover during the due diligence investigation of Ahern Rentals or that are not covered by insurance, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (5) our business may suffer as a result of uncertainty surrounding the proposed transaction, any adverse effects on our ability to maintain relationships with customers, employees and suppliers, or the inherent risk associated with entering a geographic area or line of business in which we have no or limited experience; and (6) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals. United Rentals gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals on the date hereof; and United Rentals assumes no obligations to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws. This communication is not intended to be a recommendation to buy, sell or hold securities and does not constitute an offer for the sale of, or the solicitation of an offer to buy securities in any jurisdiction, including the United States. Any such offer will only be made by means of a prospectus or offering memorandum, and in compliance with applicable securities laws.

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Contact:

Ted Grace

Chief Financial Officer

O: (203) 618-7122

C: (203) 399-8951

tgrace@ur.com

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